CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in Post-Effective Amendment No. 1177 and Amendment No. 1179 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated November 27, 2024 on the financial statements and financial highlights of the Scharf Fund and Scharf Global Opportunity Fund, each a series of Advisors Series Trust, appearing in Form N-CSR for the year ended September 30, 2024, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 5, 2025